EXHIBIT 10.7

Amendment of Certain Outstanding Award Agreements for Long-Term Incentive Awards Granted during FY 2018

WHEREAS, the Company maintains the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the “Omnibus Plan”);

WHEREAS, pursuant to Section 4.01(h) of the Omnibus Plan, the Committee has the authority to adopt amendments to award agreements issued thereunder;

WHEREAS, with the exception of the form of award agreement for stock option grants made under the UK Sub-Plan of the Omnibus Plan, the forms of award agreement for grants made under the Omnibus Plan during FY 2018 provide that applicable tax withholding obligations will be satisfied by withholding from the shares of stock to be delivered upon settlement of the award;

WHEREAS, the Committee desires to permit the Company and/or an Omnibus Plan participant’s employer or agent to accept a cash payment from a participant to cover tax-related items that are required to be withheld.

NOW, THEREFORE, BE IT:

RESOLVED, that, with the exception of award agreements for stock option grants made under the UK Sub-Plan of the Omnibus Plan, the award agreements for grants made under the Omnibus Plan during FY 2018 shall be amended to add the following new sentence at the end of the first paragraph of subsection (b) in the award agreement section titled “Responsibility for Taxes; Tax Withholding”:

“Notwithstanding the foregoing, if you are a Section 16 officer of the Company under the Exchange Act at the time of any applicable tax withholding event, you may make a cash payment to the Company, your Employer or its agent to cover the Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan. If you are not a Section 16 officer of the Company at the time of any applicable tax withholding event, the Company and/or your Employer may (in its sole discretion) allow you to make a cash payment to the Company, your Employer or its agent to cover such Tax-Related Items.

FURTHER RESOLVED, that the Committee hereby authorizes and directs the Authorized Persons to take such action to implement the amended award agreements, with such immaterial amendments or modifications to such documents as such Authorized Persons may approve, the execution and delivery of such documents by such Authorized Person to be deemed conclusive evidence that the Committee and the Company have approved such documents.

Amendment of Stock Option Award Agreements for Certain Omnibus Plan Participants in the United Kingdom

WHEREAS, certain employees of the Company’s subsidiaries in the United Kingdom (“UK”) (“UK Participants”) previously received one or more awards of stock options under the Omnibus Plan;

WHEREAS, the forms of stock option award agreement for outstanding awards held by UK Participants contain non-competition and non-solicitation restrictive covenants provisions;

WHEREAS, UK Participants have or may enter into employment agreements that contain non-competition and non-solicitation restrictive covenants provisions that may differ from those set forth in the applicable form of stock option award agreement;

WHEREAS, the Committee desires to clarify that if a UK Participant is employed pursuant to an employment agreement governed by the laws of England, Wales, Scotland and/or Northern Ireland, the non-competition and non-solicitation restrictive covenant provisions within the stock option award agreement will not apply;

WHEREAS, pursuant to Section 4.01(h) of the Omnibus Plan, the Committee has the authority to adopt amendments to award agreements.

NOW, THEREFORE, BE IT:

RESOLVED, that, the stock option award agreements for outstanding non-qualified stock options held by UK Participants are hereby amended to add the following new Section 3 to the UK section of the addendum to the award agreement (Exhibit B):

“3. Post-Termination Restrictions. To the extent that you are employed by your Employer pursuant to an employment agreement governed by the laws of England, Wales, Scotland and/or Northern Ireland, Paragraphs 2 and 3 of the Walgreens Boots Alliance, Inc. Non-Competition, Non-Solicitation and Confidentiality Agreement attached to the Agreement as Exhibit A shall not apply to you.”

FURTHER RESOLVED, that, the stock option award agreements for outstanding UK tax-advantaged options granted under the UK Sub-Plan of the Omnibus Plan are hereby amended, as follows:

1.	A new sentence is added at the end of the Section 22 (Non-Competition, Non-Solicitation and Confidentiality), to read as follows:

“Notwithstanding the foregoing, to the extent that you are employed by your Employer pursuant to an employment agreement governed by the laws of England, Wales, Scotland and/or Northern Ireland, Paragraphs 2 and 3 of the Walgreens Boots Alliance, Inc. Non-Competition, Non-Solicitation and Confidentiality Agreement attached to the Agreement as Exhibit A shall not apply to you.”

2.	The last paragraph in Exhibit A (Walgreens Boots Alliance, Inc. Non-Competition, Non-Solicitation and Confidentiality Agreement) is revised in its entirety, to read as follows:

“By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Stock Option Award Agreement to which this Agreement is attached as Exhibit A, and, subject to Section 22 (Non-Competition, Non-Solicitation and Confidentiality) of the Stock Option Award Agreement, I agree to the terms and conditions expressed in this Agreement.”

FURTHER RESOLVED, that the Committee hereby authorizes and directs the Authorized Persons to take such action to implement the amended award agreements, with such immaterial amendments or modifications to such documents as such Authorized Persons may approve, the execution and delivery of such documents by such Authorized Person to be deemed conclusive evidence that the Committee and the Company have approved such documents.